Exhibit 5.1 Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com

May 4, 2015

Vringo, Inc.

708 Third Avenue, 12th Floor

New York, NY 10017

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Vringo, Inc., a Delaware corporation (the “Company”), in connection with the proposed sale by the Company of 125 units (“Units”), with each Unit consisting of (i) $100,000 of our Senior Secured Convertible Notes (collectively, “Notes”) under an indenture, dated May 4, 2015 (the “Base Indenture”) and supplemental indenture, dated May 4, 2015 (together with the Base Indenture, the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee and (ii) a Warrant (collectively, “May 2015 Warrants”), each to purchase up to 43,000 shares of our common stock, par value $0.01 per share (the “Common Stock”), pursuant to a Securities Purchase Agreement dated May 4, 2015 (the “Purchase Agreement”), by and among the Company and each of the investors listed on the Schedule of Buyers attached thereto, as described in the Company’s Registration Statement on Form S-3 (File No. 333-182823) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (as amended and supplemented through and including the date hereof, including by the prospectus supplement (the “Prospectus”) dated May 4, 2015 (the “Registration Statement”).

The Registration Statement also covers up to 40,000,000 shares of Common Stock issuable from time to time upon conversion or otherwise under the Notes (including shares of Common Stock that may be issued as interest in lieu of cash payments) and up to 5,375,000 shares of Common Stock issuable from time to time upon exercise of the May 2015 Warrants (the “Warrant Shares”).

The Notes, the Note Shares, the May 2015 Warrants and the Warrants are hereinafter referred to collectively as the “Securities.”

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | Washington | New York | Stamford | Los Angeles | San Diego | San Francisco | London

Vringo, Inc.

May 4, 2015

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.          The Units have been duly authorized by all necessary corporate action of the Company and, when and to the extent issued and sold in accordance with the terms of, and in the manner contemplated by, the Purchase Agreement, including payment in full to the company of all consideration required therefor, the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.          The Notes have been duly authorized by all necessary corporate action of the Company and, when and to the extent duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of, and in the manner contemplated by, the Purchase Agreement, the Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.          The Note Shares have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and non-assessable, assuming the issuance of the Note Shares upon the conversion or otherwise of the Notes on the date hereof in accordance with the terms of the Notes and the Indenture.

4.          The May 2015 Warrants have been duly authorized by all necessary corporate action of the Company and, when and to the extent issued and sold in accordance with the terms of, and in the manner contemplated by, the Purchase Agreement, including payment in full to the Company of all consideration required therefor, the May 2015 Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.          The Warrant Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the May 2015 Warrants, will be validly issued, fully paid and non-assessable.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or arbitration, remedies, or judicial relief, (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (d) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) provisions for exclusivity, election or cumulation of rights or remedies, (h) provisions authorizing or validating conclusive or discretionary determinations, (i) grants of setoff rights, (j) proxies, powers and trusts, (k) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property and (m) the severability, if invalid, of provisions to the foregoing effect.

Vringo, Inc.

May 4, 2015

With your consent, we have assumed: (i) that the Notes and the Indenture have been duly authorized, executed and delivered by the parties thereto other than the Company; (ii) that the Notes and the Indenture constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (iii) that the status of the Notes and the Indenture as legally valid and binding obligations of the parties is not affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

In addition, we have assumed: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (vii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. We have also, with your consent, assumed that the choice of law provisions in the Notes, the Indenture and the May 2015 Warrants are legally enforceable.

This opinion letter is prepared for your use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated May 4, 2015, the incorporation of this opinion by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.